Exhibit 10.9

EXECUTION VERSION

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, modified, supplemented, renewed, restated or replaced from time to time, this “IP Security Agreement”), dated December 12, 2023, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Defender SPV LLC, in its capacity as collateral agent (the “Collateral Agent”) for the Noteholders. All capitalized terms not otherwise defined herein shall have the meanings respectively ascribed thereto in the Security Agreement (as defined below).

WHEREAS, EF Hutton Acquisition Corporation I, a company organized under the laws of the State of Delaware (the “Company”) and each party listed as a “Buyer” therein (collectively, the “Buyers”) are parties to that certain Securities Purchase Agreement, dated October 6, 2023, pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” (as defined therein) issued pursuant thereto (as such Notes may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, it is a condition precedent to the purchase of the Notes under the Securities Purchase Agreement that each Grantor has executed and delivered that certain Security and Pledge Agreement, dated December 12, 2023, made by the Grantors to the Collateral Agent (as amended, modified, supplemented, renewed, restated or replaced from time to time, the “Security Agreement”); and

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders, a Lien on and security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

WHEREAS, the Grantors have determined that the execution, delivery and performance of this IP Security Agreement directly benefits, and is in the best interest of, the Grantors.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders, as follows

SECTION 1. Grant of Security. As collateral security for the due and punctual payment and performance in full of the Obligations, as and when due, each Grantor hereby pledges and assigns to the Collateral Agent, its successors and permitted assigns, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Collateral Agent and the Noteholders, a continuing Lien on and security interest in, all of such Grantor’s right, title and interest in, to and under the following (the “Collateral”):

(i) the Patents and Patent applications set forth in Schedule A hereto;

(ii) the Trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

(iii) all Copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all Proceeds, including without limitation Cash and Noncash Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the collateral of or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a Lien on and security interest in, the Collateral by each Grantor under this IP Security Agreement constitutes continuing collateral security for the payment and performance of all Obligations of such Grantor now or hereafter existing under or in respect of the Notes and the Transaction Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the Lien and security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law; Jurisdiction; Jury Trial.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision or rule of law (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York.

(ii) Each Grantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Noteholders from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor’s obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or a Noteholder.

(iii) WAIVER OF JURY TRIAL, ETC. EACH GRANTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HUMBLE IMPORTS INC (D/B/A ECD AUTO DESIGN)

By:	/s/ Scott Wallace
	Name:	Scott Wallace
	Title:	Chief Executive Officer

Address for Notices:
4930 Industrial Lane, Unit 107
Kissimmee, FL 34758
Attn: Scott Wallace

[Signature Page to Intellectual Property Security Agreement]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ECD AUTO DESIGN UK, LTD.

By:	/s/ Scott Wallace
Name:
Title:

Address for Notices:

[Signature Page to Intellectual Property Security Agreement]

Schedule A

Patents

None.

Schedule B

Trademarks

Grantor	Country	Trademark	Application or Registration No.	Application or Registration Date	Assignees
Humble Imports Inc.	U.S.	ECD AUTO DESIGN	97707810	1/5/2023	N/A
Humble Imports Inc.	U.S.	ECD AUTOMOTIVE DESIGN	97824632	3/9/2023	N/A

Schedule C

Copyrights

None.

SCHEDULE I

Legal Names; Organizational Identification Numbers;
States or Jurisdiction of Organization

Grantor’s Name	State of Organization	Federal Employer I.D.	Organizational I.D.
EF Hutton Acquisition Corporation I	Delaware
Humble Imports Inc (d/b/a ECD Auto Design)	Florida	46-2268199	N/A
ECD Auto Design UK LTD	United Kingdom	13515056	13515056

SCHEDULE II

Intellectual Property

Patents

None.

Trademarks

Grantor	Country	Trademark	Application or Registration No.	Application or Registration Date	Assignees
Humble Imports Inc.	U.S.	ECD AUTO DESIGN	97707810	1/5/2023	N/A
Humble Imports Inc.	U.S.	ECD AUTOMOTIVE DESIGN	97824632	3/9/2023	N/A

Copyrights

None.

Licenses

None.

SCHEDULE III

Locations

Grantor’s Name	Chief Executive Office	Chief Place of Business	Books and Records	Inventory, Equipment, Etc.
Humble Imports Inc	4930 Industrial Lane, Unit 107, Kissimmee, FL 34758	4930 Industrial Lane, Unit 107, Kissimmee, FL 34758	4930 Industrial Lane, Unit 107, Kissimmee, FL 34758	See Attached, ECD Fixed Assets Schedule 1821 Business Center Lane, Unit 1, Kissimmee, FL 34758
ECD Auto Design UK LTD	Unit 5 Q Block, The Crown Industrial Estate Oxford Street, Burton Upon Trent, Staffordshire, DE14 3PG	Unit 5 Q Block, The Crown Industrial Estate Oxford Street, Burton Upon Trent, Staffordshire, DE14 3PG	Unit 5 Q Block, The Crown Industrial Estate Oxford Street, Burton Upon Trent, Staffordshire, DE14 3PG	See Attached, ECD Fixed Assets Schedule

SCHEDULE IV

Promissory Notes, Securities, Deposit Accounts,
Securities Accounts and Commodities Accounts

Securities

None.

Deposit Accounts, Securities Accounts and Commodities Accounts

Grantor	Name and Address of Institution	Purpose of the Account	Account No.
ECD Auto Design UK LTD	HSBC UK 8 Canada Sq, London, Greater London, E14 5HQ, UK	UK Working Cap	*1839
ECD Auto Design UK LTD	HSBC UK 8 Canada Sq, London, Greater London, E14 5HQ, UK	UK Working Cap	*3327
ECD Auto Design UK LTD	HSBC UK 8 Canada Sq, London, Greater London, E14 5HQ, UK	UK Working Cap	*6615
Humble Imports Inc.	Wells Fargo Wells Fargo Commercial Banking 8505 IBM Drive, 1st Floor | Charlotte, NC 28262	Savings	*9241
Humble Imports Inc.	Wells Fargo Wells Fargo Commercial Banking 8505 IBM Drive, 1st Floor | Charlotte, NC 28262	Client Deposit Account	*3588
Humble Imports Inc.	Wells Fargo Wells Fargo Commercial Banking 8505 IBM Drive, 1st Floor | Charlotte, NC 28262	US Working Cap	*0650
Humble Imports Inc.	Wells Fargo Wells Fargo Commercial Banking 8505 IBM Drive, 1st Floor | Charlotte, NC 28262	US Working Cap	*9533

Foreign Currency Controlled Accounts

None.

Pledged Equity

None.

SCHEDULE V

Financing Statements

Grantor	Jurisdiction for Filing Financing Statement
Humble Imports Inc.	Florida
ECD Auto Design UK LTD	District of Columbia
EF Hutton Acquisition Corporation I	Delaware

SCHEDULE VI

Commercial Tort Claims

None.

SCHEDULE VII

Permitted Liens

None.

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